PNC BANK, NATIONAL ASSOCIATION
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

July 7, 2015
CNX Funding Corporation
2751 Centerville Road
Suite 315
Wilmington, DE 19808

CONSOL Energy Inc.
CNX Center
1000 CONSOL Energy Drive
Canonsburg, PA 15317

Re:	Payoff and Termination of the CNX Funding Corporation Trade Receivables Securitization
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Receivables Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), dated as of April 30, 2007, among (i) CNX Funding Corporation (the “SPV”), as Seller, (ii) CONSOL Energy Inc. (“CONSOL Energy”), as Servicer, (iii) CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company LLC, Island Creek Coal Company, CNX Marine Terminals Inc., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C., Terry Eagle Coal Company, L.L.C., CONSOL Amonate Facility LLC, CONSOL Amonate Mining Company LLC, CONSOL Buchanan Mining Company LLC and CONSOL Mining Company LLC (each a “Sub-Servicer” and collectively, the “Sub-Servicers”, and together with the SPV and CONSOL Energy, each a “Seller Party” and collectively, the “Seller Parties”), (iv) Liberty Street Funding LLC (“Liberty Street”), as a Conduit Purchaser, (v) The Bank of Nova Scotia (“Scotiabank”), as a Purchaser Agent for Liberty Street Funding LLC and as an LC Participant and (v) PNC Bank, National Association (“PNC”), as a Purchaser Agent, as a Conduit Purchaser, as Administrator, as an LC Participant and as the LC Bank. Capitalized terms used but not otherwise defined in this letter agreement (this “Payoff Letter”) have the respective meanings assigned thereto in the Receivables Purchase Agreement.
The Seller Parties have advised PNC, Liberty Street and Scotiabank (each a “Payoff Party” and collectively, the “Payoff Parties”) that they desire to terminate the Receivables Purchase Agreement as well as each of the other documents listed on Schedule I hereto (collectively, the “Terminating Documents”), and that as a consequence thereof, each Seller Party has requested that the SPV pay all outstanding Capital, Discount, indebtedness, fees and other obligations owing to the Payoff Parties) under the Receivables Purchase Agreement and the other Terminating Documents, which payment is scheduled to occur on the date hereof at or prior to 4:00 p.m. (New York time) (such time on such date, the “Payoff Time”). The aggregate amount due to each Payoff Party under the Receivables Purchase Agreement and the other Terminating Documents (including, without limitation, the aggregate outstanding Capital, Discount, fees, expenses, costs and all other obligations or other amounts payable thereunder), if paid in immediately available funds by the Payoff Time, is set forth on Schedule II hereto (such amount, the “Payoff Amount”). The Payoff Amount shall be paid by (or on behalf of) the SPV at or prior to the Payoff Time by wire transfer of immediately available funds to the accounts specified on Schedule III hereto.
In consideration of the payment in full of the Payoff Amount by or on behalf of the SPV by the Payoff Time in accordance with this Payoff Letter, and effective upon (without further action by any party hereto or any other Person) the Effective Time (as defined below), the parties hereto acknowledge and agree as follows:

(a)
payment of the Payoff Amount at or prior to the Payoff Time shall constitute payment in full of all the Seller Parties’ indebtedness and other obligations owing to the Payoff Parties under the Terminating Documents (including, without limitation, any such obligation of the SPV to repay the outstanding Capital and to pay accrued and unpaid Discount and fees in respect thereof and all obligations of CONSOL Energy to service and collect the Receivables pursuant to the Terminating Documents) except for indemnification and other contingent obligations that, by their express terms, survive termination of the Terminating Documents (collectively, the “Surviving Obligations”);

(b)
the Receivables Purchase Agreement and each other Terminating Document to which any of the Payoff Parties and any of the Seller Parties is a party shall be automatically terminated and forever released and discharged and shall be of no further force or effect, all commitments, liabilities and obligations of the Payoff Parties (including, without limitation, any obligation to fund or maintain any Purchase or issue or maintain any Letter of Credit) with respect thereto shall be automatically terminated, except for the Surviving Obligations, and the Payoff Parties shall have any further commitments, liabilities or obligations thereunder, except for the Surviving Obligations;

(c)
each Payoff Party shall sell, assign, transfer and convey to the SPV all of such Payoff Party’s right, title and interest in, to and under the outstanding Purchased Interest, and all other security interests, liens and rights which the Payoff Parties may have on or in any assets of the SPV (including, without limitation, the Pool Assets) under the Terminating Documents or otherwise securing the obligations described in clause (a) above and any guarantees granted pursuant to the Terminating Documents shall be terminated and forever released and discharged and shall be of no further force and effect;

(d)
The Payoff Parties hereby authorize the SPV (or any of the Seller Parties or any other designee on their behalf) to prepare and file (or cause to be prepared and filed), at the sole expense of the Seller Parties, UCC-3 termination statements (or, with respect to financing statements filed against the Originator, UCC-3 termination statements or assignments) with respect to all UCC financing statements filed in favor of the Payoff Parties against the SPV or the Originator pursuant to the Terminating Documents; and

(e)
promptly following receipt of the Payoff Amount in accordance with this Payoff Letter, the Payoff Parties shall execute, and deliver to the SPV, a letter substantially in the form attached as Exhibit A hereto, and the Payoff Parties hereby authorize the SPV, CONSOL Energy and the other Seller Parties to, and CONSOL Energy shall, deliver such letter to the Lock-Box Bank;

provided, however, that if the SPV fails to pay the Payoff Amount in full by the Payoff Time in accordance with this Payoff Letter, none of the foregoing clauses (a) through (e) (other than termination of the Payoff Parties’ obligations to fund or maintain any Purchase or issue or maintain any Letter of Credit) shall have any force or effect.
Each of the Payoff Parties hereby represents and warrants to the Seller Parties that the interests being transferred by it under clause (c) above are being transferred free and clear of any Adverse Claim created by or through such Payoff Party.
To the extent that the execution, delivery or performance of this Payoff Letter, or any of the terms hereof, conflict with or violate any provision of the Terminating Documents, are subject to any term or condition of the Terminating Documents not expressly set forth herein (including, without limitation, any and all notice requirements and timing provisions), or otherwise would result in any breach or potential breach of any Terminating Document, each Payoff Party hereby unconditionally and irrevocably waives for all purposes under the Terminating Documents any and all of the foregoing.
At any time following the Payoff Time, the Payoff Parties will, at the expense of the Seller Parties, execute and deliver such other documentation and take such further action as the Seller Parties may reasonably request in order to evidence the termination of the liens and security interests granted pursuant to the Terminating Documents or otherwise give effect to this Payoff Letter.
Notwithstanding anything in this Payoff Letter to the contrary, if all or any portion of the Payoff Amount is rescinded or must otherwise be returned for any reason under any state or federal bankruptcy or other law, then all obligations of the Seller Parties under the Terminating Documents in respect of the Payoff Amount (or portion thereof) so rescinded or returned shall be automatically and immediately revived (without any further action or consent by any of the parties hereto or any other Person) and shall continue in full force and effect as if such amounts had not been paid and the release given herein shall be void and of no further force and effect.
Each Seller Party, hereby represents and warrants to the Payoff Parties that as of the date hereof no Letter of Credit remains issued and outstanding under the Receivables Purchase Agreement.
THIS PAYOFF LETTER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PAYOFF LETTER MAY BE BROUGHT IN THE COURTS OF NEW YORK COUNTY, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS PAYOFF LETTER, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PAYOFF LETTER OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
To the extent that any consent of any party hereto is required under any Terminating Document to which it is a party for any of the transactions contemplated hereby to be effected, such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such transactions set forth in any Terminating Document to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Payoff Letter).
If any one or more of the agreements, provisions or terms of this Payoff Letter shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Payoff Letter and shall in no way affect the validity or enforceability of the provisions of this Payoff Letter.
This Payoff Letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Payoff Letter shall become effective as of the time on the date hereof (such time, the “Effective Time”) that the Administrator has received counterparts to this Payoff Letter from each of the other parties hereto. This Payoff Letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Payoff Letter by facsimile, “.pdf” file or similar electronic means shall constitute, and shall be effective as, delivery of a manually signed counterpart hereto.
(Signature pages follow)
Very Truly Yours,

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent, as a Conduit Purchaser, as Administrator, as an LC Participant and as the LC Bank

By: __/s/_Mark Falcione_____
Name: Mark Falcione
Title: Executive Vice President

Acknowledged and Agreed to by:

CNX FUNDING CORPORATION, as Seller By: /s/Donald J. Bromley Name: Donald J. Bromley Title: President & Treasurer
CONSOL ENERGY INC.,
as initial Servicer
By:   /s/ Michael C. Hardoby
Name: Michael C. Hardoby
Title: Vice President – Finance & Acting Treasurer
CNX MARINE TERMINALS INC.,
CONSOL AMONATE FACILITY LLC,
CONSOL AMONATE MINING COMPANY LLC,
CONSOL BUCHANAN MINING COMPANY LLC,
CONSOL ENERGY SALES COMPANY,
CONSOL MINING COMPANY LLC,
CONSOL OF KENTUCKY INC.,
CONSOL PENNSYLVANIA COAL COMPANY, LLC
FOLA COAL COMPANY, L.L.C.,
ISLAND CREEK COAL COMPANY,
LITTLE EAGLE COAL COMPANY, L.L.C.,
TERRY EAGLE COAL COMPANY, L.L.C.,
as a Sub-Servicers

By:   /s/ Steven T. Aspinall
Name: Steven T. Aspinall
Title: Treasurer

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By:     /s/ John L. Fridlington
Name:     John L. Fridlington
Title: Vice President

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for Liberty Street
Funding LLC and as an LC Participant

By:___/s/ Darren Ward______________________
Name:     Darren Ward
Title:     Director

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